IDS LIFE VARIABLE LIFE SEPARATE ACCOUNT
Registration Number 811-4298

EXHIBIT INDEX

Exhibit A3(c) Schedules of Sales Commissions.

Exhibit A5(c) Flexble Premium Survivorship Variable Life
              Insurance Policy.

Exhibit A8(c) Addendum to Investment Management and Services
              Agreement.

Exhibit A8(d) Addendum to Investment Advisory Agreement.

Exhibit A10(c)Application form for Flexible Premium
              Survivorship Variable Life Insurance Policy.

Exhibit 11    IDS Life Insurance Company's Description of
              Transfer and Redemption Procedures and Method of
              Conversion to Fixed Benefit Policies.